Exhibit 1.2

PRICING AGREEMENT

May 16, 2023

Merrill Lynch (Singapore) Pte. Ltd.

50 Collyer Quay

#14-01 OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte. Ltd.

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Goldman Sachs (Singapore) Pte.

1 Raffles Link

#07-01 South Lobby

Singapore 039393

J.P. Morgan Securities Asia Private Limited

88 Market Street

26th Floor, CapitaSpring

Singapore 048948

As Representatives of the several Underwriters

Ladies and Gentlemen:

Pfizer Investment Enterprises Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (the “Issuer”) and a wholly-owned subsidiary of Pfizer Inc., a Delaware corporation (the “Guarantor”), together with the Guarantor, proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 16, 2023 (the “Underwriting Agreement”), among the Issuer, the Guarantor and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the securities specified in Schedule II hereto (the “Notes”). Each of such Notes will have the benefit of an unconditional and irrevocable guarantee on a senior unsecured basis (the “Guarantee”) as to the payment of principal and interest from the Guarantor. The Notes and the Guarantee are referred to collectively in this Agreement as the “Designated Securities.” Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Issuer for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

Very truly yours, ISSUER

PFIZER INVESTMENT ENTERPRISES PTE. LTD.

By:	/s/ Brian James Mc Mahon
Name: Brian James Mc Mahon
Title: Director

GUARANTOR

PFIZER INC.

By:	/s/ Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS SINGAPORE PTE. LTD.,
as a Representative of the Underwriters

By:	/s/ Zhi Wei Teoh
Name: Zhi Wei Teoh
Title: Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MERRILL LYNCH (SINGAPORE) PTE. LTD.,
as a Representative of the Underwriters

By:	/s/ Bhavik Pandya
Name: Bhavik Pandya
Title: Managing Director

[Signature Page to the Pricing Agreement]

GOLDMAN SACHS (SINGAPORE) PTE.,
as a Representative of the Underwriters

By:	/s/ Andy Tai
Name: Andy Tai
Title: Managing Director

[Signature Page to the Pricing Agreement]

J.P. MORGAN SECURITIES ASIA PRIVATE LIMITED,
as a Representative of the Underwriters

By:	/s/ Reuben Ong
Name: Reuben Ong
Title: Executive Director

[Signature Page to the Pricing Agreement]

BARCLAYS CAPITAL INC.,

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

[Signature Page to the Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.,

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Director

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

[Signature Page to the Pricing Agreement]

HSBC SECURITIES (USA) INC.,

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

[Signature Page to the Pricing Agreement]

MORGAN STANLEY & CO. LLC,

By:	/s/ Thomas Hadley
Name: Thomas Hadley
Title: Managing Director

[Signature Page to the Pricing Agreement]

RBC CAPITAL MARKETS, LLC,

By:	/s/ Scott Primrose
Name: Scott Primrose
Title: Authorized Signatory

[Signature Page to the Pricing Agreement]

BNP PARIBAS SECURITIES CORP.,

By:	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Managing Director

[Signature Page to the Pricing Agreement]

MIZUHO SECURITIES USA LLC,

By:	/s/ Joseph Santaniello
Name: Joseph Santaniello
Title: Director

[Signature Page to the Pricing Agreement]

SANTANDER US CAPITAL MARKETS LLC,

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

[Signature Page to the Pricing Agreement]

SIEBERT WILLIAMS SHANK & CO., LLC,

By:	/s/ Ahmad Ismail
Name: Ahmad Ismail
Title: Managing Director

[Signature Page to the Pricing Agreement]

STANDARD CHARTERED BANK,

By:	/s/ Patrick Dupont-Liot
Name: Patrick Dupont-Liot
Title: Managing Director, Debt Capital Markets

[Signature Page to the Pricing Agreement]

LOOP CAPITAL MARKETS LLC,

By:	/s/ Paul Bonaguro
Name: Paul Bonaguro
Title: Managing Director

[Signature Page to the Pricing Agreement]

PNC CAPITAL MARKETS LLC,

By:	/s/ Dylan Haas
Name: Dylan Haas
Title: Director

[Signature Page to the Pricing Agreement]

SG AMERICAS SECURITIES, LLC,

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Head of Dept Capital Markets

[Signature Page to the Pricing Agreement]

ACADEMY SECURITIES, INC.,

By:	/s/ Kate Brewer
Name: Kate Brewer
Title: SVP, Treasury and Compliance

[Signature Page to the Pricing Agreement]

SAMUEL A. RAMIREZ & COMPANY, INC.,

By:	/s/ Raymond O’Connor
Name: Raymond O’Connor
Title: Managing Director

[Signature Page to the Pricing Agreement]

STERN BROTHERS & CO.,

By:	/s/ Kit Turner
Name: Kit Turner
Title: Senior Managing Director

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2026 Notes	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes	Principal Amount of 2033 Notes	Principal Amount of 2043 Notes	Principal Amount of 2053 Notes	Principal Amount of 2063 Notes
Citigroup Global Markets Singapore Pte. Ltd.	303,240,000	303,240,000	404,320,000	303,240,000	505,400,000	303,240,000	606,480,000	404,320,000
Merrill Lynch (Singapore) Pte. Ltd.	303,240,000	303,240,000	404,320,000	303,240,000	505,400,000	303,240,000	606,480,000	404,320,000
Goldman Sachs (Singapore) Pte.	270,030,000	270,030,000	360,040,000	270,030,000	450,050,000	270,030,000	540,060,000	360,040,000
J.P. Morgan Securities Asia Private Limited	270,030,000	270,030,000	360,040,000	270,030,000	450,050,000	270,030,000	540,060,000	360,040,000
Barclays Capital Inc.	270,030,000	270,030,000	360,040,000	270,030,000	450,050,000	270,030,000	540,060,000	360,040,000
Deutsche Bank Securities Inc.	270,030,000	270,030,000	360,040,000	270,030,000	450,050,000	270,030,000	540,060,000	360,040,000
HSBC Securities (USA) Inc.	270,030,000	270,030,000	360,040,000	270,030,000	450,050,000	270,030,000	540,060,000	360,040,000
Morgan Stanley & Co. LLC	270,030,000	270,030,000	360,040,000	270,030,000	450,050,000	270,030,000	540,060,000	360,040,000
RBC Capital Markets, LLC	270,030,000	270,030,000	360,040,000	270,030,000	450,050,000	270,030,000	540,060,000	360,040,000
BNP Paribas Securities Corp.	101,670,000	101,670,000	135,560,000	101,670,000	169,450,000	101,670,000	203,340,000	135,560,000
Mizuho Securities USA LLC	101,670,000	101,670,000	135,560,000	101,670,000	169,450,000	101,670,000	203,340,000	135,560,000
Santander US Capital Markets LLC	101,670,000	101,670,000	135,560,000	101,670,000	169,450,000	101,670,000	203,340,000	135,560,000
Siebert Williams Shank & Co., LLC	88,200,000	88,200,000	117,600,000	88,200,000	147,000,000	88,200,000	176,400,000	117,600,000
Standard Chartered Bank	30,180,000	30,180,000	40,240,000	30,180,000	50,300,000	30,180,000	60,360,000	40,240,000
Loop Capital Markets LLC	13,980,000	13,980,000	18,640,000	13,980,000	23,300,000	13,980,000	27,960,000	18,640,000
PNC Capital Markets LLC	13,980,000	13,980,000	18,640,000	13,980,000	23,300,000	13,980,000	27,960,000	18,640,000
SG Americas Securities LLC	13,980,000	13,980,000	18,640,000	13,980,000	23,300,000	13,980,000	27,960,000	18,640,000
Academy Securities, Inc.	12,660,000	12,660,000	16,880,000	12,660,000	21,100,000	12,660,000	25,320,000	16,880,000
Samuel A. Ramirez & Company, Inc.	12,660,000	12,660,000	16,880,000	12,660,000	21,100,000	12,660,000	25,320,000	16,880,000
Stern Brothers & Co.	12,660,000	12,660,000	16,880,000	12,660,000	21,100,000	12,660,000	25,320,000	16,880,000

Total	$3,000,000,000	$3,000,000,000	$4,000,000,000	$3,000,000,000	$5,000,000,000	$3,000,000,000	$6,000,000,000	$4,000,000,000

SCHEDULE II

Issuer:

Pfizer Investment Enterprises Pte. Ltd.

Guarantor:

Pfizer Inc.

Title of Designated Securities:

4.650% Notes due 2025 (the “2025 Notes”)

4.450% Notes due 2026 (the “2026 Notes”)

4.450% Notes due 2028 (the “2028 Notes”)

4.650% Notes due 2030 (the “2030 Notes”)

4.750% Notes due 2033 (the “2033 Notes”)

5.110% Notes due 2043 (the “2043 Notes”)

5.300% Notes due 2053 (the “2053 Notes”)

5.340% Notes due 2063 (the “2063 Notes”)

Commission File Number of Initial Registration Statement:

333-253605 and Post-Effective Amendment No. 1 thereto

Aggregate Principal Amount:

$3,000,000,000 for the 2025 Notes

$3,000,000,000 for the 2026 Notes

$4,000,000,000 for the 2028 Notes

$3,000,000,000 for the 2030 Notes

$5,000,000,000 for the 2033 Notes

$3,000,000,000 for the 2043 Notes

$6,000,000,000 for the 2053 Notes

$4,000,000,000 for the 2063 Notes

Price to Public:

For the 2025 Notes, 99.943% of the principal amount, plus accrued interest, from May 19, 2023

For the 2026 Notes, 99.883% of the principal amount, plus accrued interest, from May 19, 2023

For the 2028 Notes, 99.880% of the principal amount, plus accrued interest, from May 19, 2023

For the 2030 Notes, 99.823% of the principal amount, plus accrued interest, from May 19, 2023

For the 2033 Notes, 99.850% of the principal amount, plus accrued interest, from May 19, 2023

For the 2043 Notes, 98.000% of the principal amount, plus accrued interest, from May 19, 2023

For the 2053 Notes, 99.851% of the principal amount, plus accrued interest, from May 19, 2023

For the 2063 Notes, 98.057% of the principal amount, plus accrued interest, from May 19, 2023

Purchase Price by Underwriters:

For the 2025 Notes, 99.743% of the principal amount, plus accrued interest, from May 19, 2023

For the 2026 Notes, 99.633% of the principal amount, plus accrued interest, from May 19, 2023

For the 2028 Notes, 99.530% of the principal amount, plus accrued interest, from May 19, 2023

For the 2030 Notes, 99.423% of the principal amount, plus accrued interest, from May 19, 2023

For the 2033 Notes, 99.400% of the principal amount, plus accrued interest, from May 19, 2023

For the 2043 Notes, 97.250 % of the principal amount, plus accrued interest, from May 19, 2023

For the 2053 Notes, 99.101% of the principal amount, plus accrued interest, from May 19, 2023

For the 2063 Notes, 97.307% of the principal amount, plus accrued interest, from May 19, 2023

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated May 19, 2023, among the Issuer, the Guarantor and The Bank of New York Mellon as supplemented by the first supplemental indenture to be dated May 19, 2023 among the Issuer, the Guarantor and The Bank of New York Mellon.

Maturity:

For the 2025 Notes, May 19, 2025

For the 2026 Notes, May 19, 2026

For the 2028 Notes, May 19, 2028

For the 2030 Notes, May 19, 2030

For the 2033 Notes, May 19, 2033

For the 2043 Notes, May 19, 2043

For the 2053 Notes, May 19, 2053

For the 2063 Notes, May 19, 2063

Interest Rate:

For the 2025 Notes, 4.650% per annum

For the 2026 Notes, 4.450% per annum

For the 2028 Notes, 4.450% per annum

For the 2030 Notes, 4.650% per annum

For the 2033 Notes, 4.750% per annum

For the 2043 Notes, 5.110% per annum

For the 2053 Notes, 5.300% per annum

For the 2063 Notes, 5.340% per annum

Interest Payment Dates:

May 19 and November 19 of each year, beginning on November 19, 2023

Record Dates:

May 1 or November 1 immediately preceding the relevant Interest Payment Date

Optional Redemption:

The Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes.

Special Mandatory Redemption and Assumption of the 2033 Notes and the 2053 Notes:

If (i) the Merger is not consummated on or before the Special Mandatory Redemption End Date or (ii) the Issuer notifies the Trustee under the Indenture that the Guarantor will not pursue consummation of the Merger, the Issuer will be required to redeem each series of the Notes, other than the 2033 Notes and the 2053 Notes, at a redemption price equal to 101% of the principal amount of such series of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. The Special Mandatory Redemption will not apply to the 2033 Notes and the 2053 Notes. In the event of a triggering of the Special Mandatory Redemption and following completion of the Special Mandatory Redemption, the Guarantor will assume the obligations of the Issuer under the 2033 Notes and the 2053 Notes and will become the successor issuer of the 2033 Notes and the 2053 Notes, the Issuer will no longer be an obligor under the 2033 Notes and the 2053 Notes and the Guarantee with respect to the 2033 Notes and the 2053 Notes will be released in full. The assumption of the 2033 Notes and the 2053 Notes by the Parent shall be treated as a Parent Assumption (as defined herein) for purposes of the Indenture.

Sinking Fund Provisions:

None.

Substitution of the Guarantor as Issuer:

The Guarantor has the right, at its option at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligations of, the Issuer under each series of the Notes that are then outstanding under the Indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Guarantor executes a supplemental indenture in which it agrees to be bound by the terms of each such series of Notes and the Indenture (the “Parent Assumption”). Upon such Parent Assumption, the covenant described under “Description of Notes—Payment of Additional Amounts” and the tax redemption provision described under “Description of Notes— Optional Redemption; Redemption for Tax Reasons; No Sinking Fund—Redemption for Tax Reasons” in the Prospectus will cease to apply. In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of Notes and the Indenture and (ii) the Guarantor will be released from all obligations under the Guarantee, but will instead become the primary (and sole) obligor under such Notes and the related Indenture provisions.

Defeasance Provisions:

As described in the Basic Prospectus dated May 15, 2023.

Applicable Time:

6:05 P.M. New York City time on May 16, 2023

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated May 16, 2023, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

10:00 A.M. New York City time on May 19, 2023

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Issuer or the Guarantor.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus:

“Underwriting—Notice to Prospective Investors in the European Economic Area and the United Kingdom”,

“Underwriting—Notice to Prospective Investors in the United Kingdom”, “Underwriting—Notice to Prospective Investors in France”,

“Underwriting—Notice to Prospective Investors in Switzerland”,

“Underwriting—Notice to Prospective Investors in Hong Kong”, “Underwriting—Notice to Prospective Investors in Japan”,

“Underwriting—Notice to Prospective Investors in Singapore”,

“Underwriting—Notice to Prospective Investors in Canada”,

“Underwriting—Notice to Prospective Investors in Taiwan”,

“Underwriting—Notice to Prospective Investors in Korea”,

“Underwriting—Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)” and

“Underwriting—Dubai International Financial Centre.”

Contact Information for Representatives for purposes of Section 13 of the Underwriting Agreement:

Merrill Lynch (Singapore) Pte. Ltd.

50 Collyer Quay

#14-01 OUE Bayfront

Singapore 049321

Attn: DCM

Tel: +65 6678 0000

Citigroup Global Markets Singapore Pte. Ltd.

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Attn: Capital Markets Origination

Tel: +65 6657 1965

Goldman Sachs (Singapore) Pte.

1 Raffles Link

#07-01 South Lobby

Singapore 039393

Attn: Global Banking & Markets

Tel: +65 6889 1954

J.P. Morgan Securities Asia Private Limited

88 Market Street

26th Floor, CapitaSpring

Singapore 048948

Attn: Reuben Ong

Tel: +65 6882 1802

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 9(a), 9(b) and 20(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth, fifth and tenth paragraphs under the caption “Underwriting”.

The information in the third sentence of the eleventh paragraph and the second sentence of the fourteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein.

Capitalized terms used but not defined herein have the meanings given to them in the Prospectus